                                                                       Exhibit K


                     STOCKHOLDERS' AGREEMENT




                 STOCKHOLDERS' AGREEMENT, dated as of January __, 1994, among EJJM, an Ohio limited partnership ("Diggs"), Onex Corporation, an Ontario Corporation ("Onex Canada"), Onex DHC LLC, a Wyoming limited liability company ("Onex DHC"), Onex U.S. Investments, Inc., a Delaware corporation ("Onex US" and together with Onex Canada and Onex DHC, "Onex"), Pacific Mutual Life Insurance Company, a California corporation ("PM"), PM Group Life Insurance Co., an Arizona corporation ("PM Group" and, together with PM, "Pacific Mutual"), Timothy C. Collins ("Collins") and the management stockholders named on the signature pages hereof (the "Management Stockholders" and together with Diggs, Onex, Pacific Mutual and Collins, the "Stockholders" and individually a "Stockholder").

                 WHEREAS, each of the Stockholders owns capital stock of DFC Holding Corporation, a Delaware corporation ("DFC"), or Whitlenge Acquisition Limited, a United Kingdom corporation ("WAL"), or both.

                 WHEREAS, DFC, the Stockholders who currently hold capital stock of DFC (the "DFC Stockholders") and Continental Bank N.A. ("Continental") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Scotsman Industries, Inc. ("Scotsman") pursuant to which a subsidiary of Scotsman would merge into DFC (the "Merger"), the DFC Stockholders would receive consideration consisting of cash, common stock, par value $.01 per share, of Scotsman ("Scotsman Common"), preferred stock of Scotsman convertible into Scotsman Common, non-convertible preferred stock of Scotsman (such Scotsman common and convertible and non-convertible preferred stock collectively referred to herein as the "Stock") and the contingent right to receive additional Scotsman Common ("Scotsman Contingent Common Shares") and the warrant to purchase capital stock of DFC held by Continental would be terminated in exchange for cash and the contingent right to receive Scotsman Contingent Common Shares; and the Stockholders who currently hold capital stock of WAL (the "WAL Stockholders") propose to enter into a Share Acquisition Agreement (the "Share Acquisition Agreement") with Scotsman, pursuant to which Scotsman will offer to acquire all of the issued ordinary shares of WAL (the "Share Acquisition") for a consideration consisting of cash and the contingent right to receive Scotsman Contingent Common Shares;

                 WHEREAS, prior to and in consideration of each of the Stockholders and Continental entering into the Merger Agreement and Share Acquisition Agreement, the Stockholders desire to provide for various matters relating to the Merger and the Share Acquisition and for various matters affecting their interests as stockholders of Scotsman;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

              1. Representations and Warranties. Each of the Stockholders severally represents and warrants to the other parties hereto as to itself that:

         (a) Ownership of Stock. Upon its receipt of Stock pursuant to the Merger Agreement or the Share Acquisition Agreement, as applicable, it will own such Stock, free and clear of any lien, pledge, charge, security interest or other encumbrance created by it.

         (b) Authorization. It has full right, power and authority to execute this Agreement and to perform fully its obligations hereunder, it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

         (c) Conflicts. This Agreement does not and will not conflict with or result in the breach of any term or provision of, or constitute a default under, its partnership agreement, certificate of incorporation, by-laws or other constituent documents, any agreement or instrument to which it is a party or by which it is bound (other than those agreements or instruments the consequence of a violation of which could not reasonably be expected to have a material adverse effect on its business, operations, affairs, condition, properties or prospects), or any law, rule or regulation or order, judgment or decree of any court or governmental authority applicable to it.

         (d) Consents. Except as expressly contemplated by this Agreement, the Merger Agreement and the Share Acquisition Agreement, no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.

         (e) Present Intention. Each DFC Stockholder represents that it does not now have and as of the date of the Merger it will not have any plan or intention to sell, exchange or otherwise dispose of, for a period of at least two years after such date, a number of shares of Stock that would reduce such DFC Stockholder's ownership of Stock to a number of shares having value, as of the date of the Merger, of less than 50% of the value of the consideration received by such Stockholder pursuant to the Merger

(excluding for this purpose any contingent consideration but, including as Merger consideration any amounts distributed with respect to, or paid to such stockholder in redemption of, shares of common stock of DFC after the execution of the Merger Agreement and before or contemporaneous with the effective time of the Merger pursuant to Section 6.6(b) of the Merger Agreement or otherwise, such consideration, as so defined, the "Adjusted Merger Consideration"). For purposes of determining the amount of Adjusted Merger Consideration, the value of Scotsman Common shall be the value used for determining the Maximum Cash Component pursuant to Section 2.1 of the Merger Agreement and the value of preferred stock of Scotsman shall be the liquidation value of such preferred stock.

         (f) Examination of Merger Agreement and Share Acquisition Agreement. Each Stockholder represents that it has read carefully the Merger Agreement (if it is a party thereto) and the Share Acquisition Agreement (if it is a party thereto), including without limitation the representations and warranties contained therein, and that such Stockholder does not have knowledge of any inaccuracy in or breach of any of such representations or warranties or of any fact on the basis of which a reasonable person would conclude that such representation or warranty is inaccurate or is breached.

                 2. Disposition of Stock. (a) Each person that is a DFC Stockholder as of the date hereof covenants that it will not sell, exchange or otherwise dispose of (other than to another person that is a DFC Stockholder as of the date hereof), prior to the Merger or during the twelve months following the time at which the Merger becomes effective, a number of shares of Stock that would reduce such DFC Stockholder's ownership of Stock to a number of shares having value, as of the date of the Merger, of less than 40% of such DFC Stockholder's Adjusted Merger Consideration. Each DFC Stockholder acknowledges its understanding that any sale by it in violation of the preceding sentence may have an adverse tax consequence to one or more other Stockholders.

                 (b) Each Stockholder covenants that it will not sell, exchange or otherwise dispose of any Stock, other than in an underwritten public offering or in a sale in the public market effected by a broker on behalf of such Stockholder, without obtaining and delivering to the other Stockholders and Scotsman the prior written agreement of the transferee to become a party to this Agreement, whereupon such transferee shall become a "Stockholder" for all purposes of this Agreement.

                 3. Designation of Directors. (a) So long as the Stockholders are entitled to designate two members of the board of directors of Scotsman (each a "Designated Director") pursuant to the Merger Agreement and the Share Acquisition Agreement, Onex, so long as it holds Scotsman Common or preferred stock of Scotsman convertible into Scotsman Common, shall have the right to designate (and remove) one of such Designated Directors and Diggs, so long as it holds Scotsman Common or preferred stock of Scotsman convertible into Scotsman Common, shall have the right to designate (and remove) the other Designated Director.

                 (b) If the Stockholders are no longer entitled to designate two directors, then so long as the Stockholders are entitled to designate one director for the board of directors of Scotsman, whichever of Onex or Diggs shall own the higher percentage of Scotsman Common (on a fully-diluted basis) at the time of such designation shall be entitled to make such designation.

                 (c) In all other cases and so long as the Stockholders are entitled to designate one or more directors, the Stockholders holding a majority of the Scotsman Common (on a fully-diluted basis) held by the Stockholders as a group at such time shall have the right to designate (and remove) such Designated Director or Designated Directors.

                 4. Demand Registration Rights. (a) The Stockholders agree that, subject to subsection (b) below, with respect to the three requests for Demand Registration granted to the Stockholders as a group under the registration rights agreement (the "Registration Rights Agreement") to be entered into among Scotsman and the Stockholders pursuant to the Merger Agreement and the Share Acquisition Agreement, Onex shall have the exclusive right, subject to subsection (b) below, to make two requests for Demand Registration and Diggs shall have the exclusive right to make one request for Demand Registration.

                 (b) Onex and Pacific Mutual agree, as between themselves, that if prior to April 1, 1996 Pacific Mutual has not sold or had an opportunity to sell all of its Registrable Securities (as defined in the Registration Rights Agreement), then, unless and until Onex shall have requested a Demand Registration (and such Demand Registration shall have become effective), Pacific Mutual shall have the non-exclusive right to request one of the Demand Registrations reserved to Onex pursuant to subsection (a) above.
For purposes of this subsection (b), at any time, Pacific Mutual shall be deemed to have sold or had an opportunity to sell (i) all Registrable Securities that it has actually sold prior to such time, and (ii) subject to
Section 2(a), all Registrable Securities held by Pacific Mutual eligible to be included, pursuant to the "piggyback" provisions of the Registration Rights Agreement, in registered offerings of Scotsman securities consummated prior to such time (except for any Registrable Securities that Pacific Mutual sought to have included pursuant to such piggyback provisions prior to such time but which was not included pursuant to the "cutback" provisions of the Registration Rights Agreement).

                 5. Filings. Each Stockholder agrees that, as long as it holds Scotsman Common or preferred stock of Scotsman convertible into Scotsman Common, it will:

                 (a) make all filings required by or (in the case of Stockholders other than Pacific Mutual) at the discretion of Onex advisable pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with the ownership of the Stock, including but not limited to filings pursuant to Regulation 13D, and/or Forms 3, 4 and/or 5 of the Exchange Act (any such filings referred to herein as the "SEC Filings");

                 (b) give written notice to each other Stockholder upon the occurrence of any event requiring an amendment to any of the SEC Filings; and

                 (c) upon the written request of Onex (in the case of Stockholders other than Pacific Mutual), make the SEC Filings as a group, where applicable, and to contribute to the payment of expenses incurred in connection therewith in proportion to such Stockholder's ownership of Scotsman Common (on a fully-diluted basis).

                 6. Release. (a) Each Stockholder hereby releases and discharges each of the other Stockholders and each of their respective affiliates, stockholders, directors, officers, employees and agents, and the respective heirs, executors, administrators, successors and assigns of any of the foregoing (collectively, the "Releasees") from all actions, causes of action, suits, debts, dues, sums of money, notes payable, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or equity, arising from the beginning of time to and including the time of closing of the Merger and the Share Acquisition out of the allocation among the DFC Stockholders and the WAL Stockholders of consideration payable by Scotsman in the Merger and the Share Acquisition or in any other way in connection with the Merger or the Share Acquisition or such Releasee's ownership interests in DFC, WAL or Scotsman, any Releasee's position as a director of DFC, WAL or their subsidiaries, or any agreement, arrangement or understanding entered into in connection with such ownership interests, provided that this release shall not extend to (i) subject to the first sentence following subsection (d) of
Section 7, any breach of any Releasee's duties as an employee of DFC, WAL or their subsidiaries, (ii) any obligations of any Stockholders to sell or deliver their shares of DFC and WAL capital stock on the same terms and conditions as Onex, (iii) any claims arising out of or in connection with any express obligations of the Releasees set forth in this Agreement or the Custody Agreements, dated as of the date hereof, executed by the Stockholders or (iv) any rights or obligations of Onex, Diggs, Collins or any of their respective affiliates under the Co-Investment Agreement, dated as of March 1, 1990, between an Onex affiliate and Matthew O. Diggs, Jr. or the related agreements entered into among such persons.

                 (b) Each WAL Stockholder other than Onex, Diggs and Collins hereby releases and discharges Morgan Stanley & Co. Incorporated and its affiliates, stockholders, directors, officers, employees and agents, and the respective heirs, executors, administrators, successors and assigns of any of the foregoing (collectively, the "Morgan Stanley") from all actions, causes or action, suits, debts, dues, sums of money, notes payable, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or equity, arising from the beginning of time to and including the closing of the Share Acquisition out of the allocation among the DFC Stockholders and the WAL Stockholders of consideration payable by Scotsman in the Merger and the Share Acquisition or in any other way in connection with the Merger or the Share Acquisition or such releasing Stockholder's ownership interests in WAL or Scotsman or any agreement, arrangement or understanding entered into in connection with such ownership interests, including but not limited to the Morgan Stanley engagement letter, dated October 6, 1993, relating to the Share Acquisition (the "Engagement Letter").

                 7. Contribution; Appointment of Stockholders' Representative. In connection with the Merger and the Share Acquisition, the Stockholders are undertaking a number of obligations pursuant to the Merger Agreement, the Share Acquisition Agreement and the other Agreements referred to below. The Stockholders desire to provide for the allocation of responsibility for such obligations as set forth in this Section 7.

                 (a) Each DFC Stockholder shall contribute to the amount that any other Stockholder is obligated to pay as a result of any and all losses, claims, damages, liabilities and expenses, including all reasonable legal, accounting, financial advisory and other fees (collectively "Losses") (i) arising pursuant to the Merger Agreement and relating to DFC, such contribution to be in such amount as shall result in each DFC Stockholder bearing the percentage of such Loss set forth opposite such Stockholder's name on the Schedule of Stockholders attached hereto under "DFC Percentage", provided that no DFC Stockholder shall be obligated to contribute pursuant to this clause
         (i) any amount that would result in such DFC Stockholder paying, directly under Section 10.1 of the Merger Agreement and pursuant to this clause (i), aggregate amounts in respect of Losses arising under
         Section 10.1 of the Merger Agreement in excess of the maximum amount for which such DFC Stockholder may be liable under Section 10.1 of the Merger Agreement, or (ii) consisting of expenses and fees to be borne by the Stockholders and Continental in accordance with Section 12.2 of the Merger Agreement and Section 10.2 of the Share Acquisition Agreement, such contribution to be in such amount as shall result in each DFC Stockholder bearing such DFC Stockholder's "DFC Percentage" of the excess of such Loss over any amount of such Loss to be borne by the WAL Stockholders or by Continental.

                 (b) Each WAL Stockholder shall contribute to the amount that any other Stockholder is obligated to pay as a result of any and all Losses (i) arising pursuant to the Share Acquisition Agreement and relating to WAL, such contribution to be in such amount as shall result in each WAL Stockholder bearing the percentage of such Loss set forth opposite such WAL Stockholder's name on the Schedule of Stockholders attached hereto under "WAL Percentage", provided that no WAL Stockholder shall be obligated to contribute pursuant to this clause (i) any amount that would result in such WAL Stockholder paying, directly under Section 8.1 of the Share Acquisition Agreement and pursuant to this clause (i), aggregate amounts in respect of Losses arising under Section 8.1 of the Share Acquisition Agreement in excess of the maximum amount for which such WAL Stockholder may be liable under Section 8.1 of the Share Acquisition Agreement, (ii) consisting of expenses and fees to be borne by the Stockholders in accordance with Section 12.2 of the Merger Agreement and Section 10.2 of the Share Acquisition Agreement, such contribution to be in such amount as shall result in each WAL Stockholder bearing the percentage of such Loss set forth opposite such WAL Stockholder's name on the Schedule of Stockholders attached hereto under "Aggregate Percentage", or (iii) arising under the Engagement Letter (but not the related indemnification letter), such contribution to be in such amount as shall result in each WAL Stockholder bearing such WAL Stockholder's "WAL Percentage" of such Loss.

                 (c) Each Stockholder shall be solely responsible for any Losses arising under the Merger Agreement or the Share Acquisition Agreement as a result of a breach by such Stockholder (in its individual capacity and not in its capacity as an officer, director, employee or agent of DFC, WAL and any of their subsidiaries) of the representations or warranties made in Section 3.3(b), 3.4, 3.32 or
         3.34 of the Merger Agreement or in Section 2.3(b), 2.4, 2.32 or 2.35 of the Share Acquisition Agreement by such Stockholder with respect to itself or its own affairs or as a result of a breach by such Stockholder (in its individual capacity and not in its capacity as an officer, director, employee or agent of DFC, WAL or any of their subsidiaries) of the covenants made in Section 7.1, 7.2, 7.3 or 7.5 of the Merger Agreement or in Section 5.1 or 5.2 of the Share Acquisition Agreement by such Stockholder with respect to itself or the conduct of its own affairs, and each Stockholder so responsible shall contribute to the amount paid or payable by any other Stockholders as a result of any such breaches all amounts necessary to hold such other Stockholders harmless from and against such breaches.

                 (d) Each Stockholder having actual knowledge that a representation or warranty in the Merger Agreement or the Share Acquisition Agreement is inaccurate or is breached shall contribute to any amount paid or payable by any other Stockholder as a result of any and all Losses arising under the Merger Agreement or the Share Acquisition Agreement in connection with such inaccuracy or breach all amounts necessary to hold Stockholders not having such actual knowledge harmless from and against such inaccuracy or breach and as shall result in Stockholders having such knowledge bearing such Losses in proportion to their respective Aggregate Percentages.

                 (e)  If the DFC Stockholders have paid pursuant to Section
         10.1 of the Merger Agreement and clause (i) of Section 7(a) the maximum aggregate amount for which the DFC Stockholders may be liable under Section 10.1 of the Merger Agreement (the "DFC Cap"), or the WAL Stockholders shall have paid pursuant to Section 8.1 of the Share Acquisition Agreement and clause (i) of Section 7(b) the maximum aggregate amount for which the WAL Stockholders may be liable under
         Section 8.1 of the Share Acquisition Agreement (the "WAL Cap"), then the other Stockholders shall pay each subsequent Loss arising pursuant to Section 10.1 of the Merger Agreement or Section 8.1 of the Share Acquisition Agreement (or portion of such a Loss remaining unpaid) that is subject to the DFC Cap or the WAL Cap, as the case may be, each such other Stockholder to pay its DFC Percentage or its WAL Percentage, as appropriate, of such Loss or portion thereof.

                 Notwithstanding Section 7(d) above, no Stockholder or Stockholders shall bear complete responsibility for or be obligated to hold other Stockholders harmless from and against an inaccuracy in or a breach of a representation or warranty in the Merger Agreement or the Share Acquisition Agreement (other than a representation or warranty for which any such Stockholder is responsible under Section 7(c) above) solely (i) because such Stockholder "should" have had knowledge of such breach or inaccuracy or may be "deemed" to have had knowledge of such breach or inaccuracy by virtue of such Stockholder's status as an employee, officer, director or stockholder of DFC or WAL or their subsidiaries, or (ii) because such Stockholder has knowledge of a fact or facts that, even though related to such representation or warranty, do not in and of themselves establish such inaccuracy or breach. A contributing party shall make payments of all amounts required to be paid pursuant to this
Section 7 from time to time promptly upon receipt of bills or invoices containing reasonable detail relating thereto or otherwise properly due and payable. No contribution shall be required to be made pursuant to this Section 7 unless the payment in respect of which contribution is sought is made pursuant to (i) a judicial determination, (ii) an arbitration award, (iii) a settlement approved by the Stockholders' Representative (as defined in the Merger Agreement and the Share Acquisition Agreement) or (iv) a settlement approved by Stockholders the aggregate of whose "Aggregate Percentages" exceeds 50%. None of the Stockholders shall be under any obligation to make any contribution or other payment under this Section 7 in respect of obligations arising under Section 10.1 of the Merger Agreement or Section 8.1 of the Share Acquisition Agreement after the closing of the Merger or the Share Acquisition, as applicable, unless such Stockholder has received in full the amount of cash consideration to which such Stockholder is entitled under the Merger Agreement or the Share Acquisition Agreement, as applicable. In the event that a claim is asserted against the Stockholders under the Merger Agreement, the Share Acquisition Agreement or both, or one or more Stockholders assert a claim against other Stockholders for contribution pursuant to this Section 7, then unless Onex or Diggs is acting as Stockholders' Representative, the Stockholders may appoint a Stockholders' Representative in accordance with the Merger Agreement and the Share Acquisition Agreement to represent the Stockholders in connection with such claim pursuant to an agreement having such provisions regarding the powers of the Stockholders' Representative, notice to and communication with the Stockholders, indemnification and limitations on the liability of the Stockholders' Representative and such other matters as the parties thereto deem appropriate, provided that no Stockholder shall be obligated to serve as the Stockholder' Representative or to join in the appointment of or otherwise cede rights to the Stockholders' Representative, except as provided in the Merger Agreement and the Share Acquisition Agreement. The Stockholders' Representative shall use reasonable efforts to notify all Stockholders promptly of any such claim, provided that any failure to notify a Stockholder shall neither relieve such Stockholder of its obligations under this Section 7, except to the extent that such Stockholder is actually prejudiced by such failure, or under the Merger Agreement or the Share Acquisition Agreement nor result in any liability for the Stockholders' Representative.

                 8. Proxy. Each Stockholder, does hereby irrevocably make, constitute and appoint Onex, with full power of substitution, as its true and lawful attorneys, for it and in its name, place and stead, to act as its proxy in respect of all Stock which the Stockholder now or hereafter may own or hold, including, without limitation, the right on its own behalf to demand the call by any proper officer of Scotsman pursuant to the provisions of its certificate of incorporation or by-laws and as permitted by law of a meeting of its stockholders and at any such meeting of stockholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of Scotsman and/or the liquidation and the dissolution of Scotsman; giving and granting to its said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

                 The foregoing proxy is coupled with an interest and shall not be revocable or revoked by the Stockholder, and shall be binding upon the Stockholder, its representatives, executors and assigns; provided that such proxy shall automatically terminate (a) one day prior to the fifth anniversary of the date hereof, (b) if Onex shall hold less than 30% of the number of shares of Scotsman Common (on a fully-diluted basis) initially acquired by it pursuant to the Merger, or (c) upon the sale or transfer of any such Stock to any corporation, association, partnership, trust, organization, business, individual, government agency or any governmental or political subdivision thereof (collectively, a "Person"), other than a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, or in the case of an individual is a member of the immediate family of, any such transferring Stockholder.

                 9. Legend. A copy of this Agreement shall be filed with the Secretary of Scotsman. Each certificate representing Stock shall each bear upon its face substantially the following legend:

                 "THE SALE, TRANSFER OR ENCUMBRANCE OF AND THE VOTING RIGHTS ASSOCIATED WITH THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AND SUBJECT TO THE TERMS OF A MERGER AGREEMENT, DATED
         AS OF JANUARY   , 1994, A SHARE ACQUISITION AGREEMENT, DATED AS OF
         JANUARY  , 1994 AND A STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY   ,
         1994, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF SCOTSMAN INDUSTRIES, INC."

                 10. Effectiveness; Termination. Sections 1(a), (b), (c), (d) and (f), 6, 7 and 11 through 15 of this Agreement shall be effective upon execution, and the remainder of this Agreement shall be effective with respect to DFC Stockholders upon the closing of the Merger and with respect to WAL Stockholders upon the closing of the Share Acquisition. This Agreement shall terminate on the earlier of the tenth anniversary hereof and the date on which none of the Stockholders owns any Common Stock; or with regard to any Stock, upon the sale of such Stock in an underwritten public offering or in a sale in the public market effected by a broker on behalf of a Stockholder. Notwithstanding the foregoing the release and the contribution agreement contained in Sections 6 and 7 hereof shall survive the termination of this Agreement.

                 11. Notices. Notices and other communications under this Agreement shall be in writing and shall be deemed duly given when delivered personally (or delivery is refused), telecopied, telexed, or sent by mail (certified or registered mail, postage prepaid, return receipt requested) as first stated above and as stated in the signature pages hereof.

                 12. Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                 13. Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each of the Stockholders at the time owning shares of Common Stock.

                 14. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Delaware.

                 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date first above written.


                                    EJJM
                                      c/o The Diggs Group
                                      1630 Kettering Tower
                                      Dayton, OH  45423



                                    By:
                                       -------------------------
                                             Name:
                                             Title:

                                          ONEX CORPORATION
                                            BCE Place
                                            161 Bay Street, 49th Floor
                                            P.O. Box 700
                                            Toronto, Canada MSJ 2S1



                                          By:
                                             -----------------------------
                                             Name:
                                             Title:



                                          ONEX U.S. INVESTMENTS, INC.
                                            c/o Onex Corporation
                                            BCE Place
                                            161 Bay Street, 49th Floor
                                            P.O. Box 700
                                            Toronto, Canada  MSJ 2S1


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:



                                          ONEX DHC LLC
                                            421 Leader Street
                                            Marion, Ohio  43302


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

                                          PACIFIC MUTUAL LIFE INSURANCE
                                            COMPANY
                                             700 Newport Center Drive
                                             Newport Beach, CA  92660



                                          By:
                                             -----------------------------
                                             Name:
                                             Title:


                                          PM GROUP LIFE INSURANCE CO.
                                            c/o Pacific Mutual Life Insurance
                                            Company
                                            700 Newport Center Drive
                                            Newport Beach, CA  92660



                                          By:
                                             -----------------------------
                                             Name:
                                             Title:



                                          --------------------------------
                                          Timothy C. Collins
                                            c/o Onex Investment Corp.
                                            712 Fifth Avenue
                                            New York, New York  10019



                                          --------------------------------
                                          W. Joseph Manifold
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Charles R. McCollom
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858

                                          ANITA J. MOFFATT TRUST
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          By:
                                          Title:



                                          --------------------------------
                                          Anita J. Moffatt
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Remo Panella
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Teddy F. Reed
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Robert L. Schafer
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858

                                          --------------------------------
                                          Graham E. Tillotson
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          JOHN A. TILMANN TRUST
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          By:
                                          Title:



                                          --------------------------------
                                          John A. Tilmann
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Kevin E. McCrone
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Ronald A. Anderson
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858

                                          --------------------------------
                                          Michael P. McCrone
                                            c/o The Delfield Company
                                            980 S. Isabella Road
                                            Mt. Pleasant, MI 48858



                                          --------------------------------
                                          Graham F. Cook
                                            c/o Whitlenge Drink Equipment
                                            Limited
                                            Chancel Way
                                            Halesowen Industrial Park
                                            Halesowen, West Midlands
                                            U.K. B62 8SE



                                          --------------------------------
                                          Christopher R.L. Wheeler
                                            c/o Whitlenge Drink Equipment
                                            Limited
                                            Chancel Way
                                            Halesowen Industrial Park
                                            Halesowen, West Midlands
                                            U.K. B62 8SE



                                          --------------------------------
                                          Michael de St. Paer
                                            c/o Whitlenge Drink Equipment
                                            Limited
                                            Chancel Way
                                            Halesowen Industrial Park
                                            Halesowen, West Midlands
                                            U.K. B62 8SE

                                          --------------------------------
                                          John Rushton
                                            c/o Whitlenge Drink Equipment
                                            Limited
                                            Chancel Way
                                            Halesowen Industrial Park
                                            Halesowen, West Midlands
                                            U.K. B62 8SE

                            SCHEDULE OF STOCKHOLDERS




Name                                               WAL Percentage           DFC Percentage            Aggregate Percentage
- ----                                               --------------           --------------            --------------------
Onex*                                              [                        47.168%                    [

Diggs*                                             [  89.47%*               20.915                     [   75.35%*

Collins*                                           [                         3.289                     [


PM                                                                          16.429                         12.814

PM Group                                                                     2.190                          1.709



W. Joseph Manifold                                                           1.319                          1.029


Charles R. McCollom                                                          1.164                           .908


Anita J. Moffatt                                                              .310                           .242


Remo Panella                                                                  .466                           .363


Teddy F. Reed                                                                 .466                           .363


- -----------------
* The WAL Percentages and Aggregate Percentages for Onex, Diggs and Collins are dependent on an allocation of gross proceeds among these parties pursuant to the terms of the "B" and "C" ordinary shares of WAL. The percentages marked will be divided on the closing date among Onex, Diggs and Collins to reflect such allocation.

Robert L. Schafer                                                            1.164                         .908


Graham E. Tillotson                                                          1.474                        1.15


John A. Tilmann                                                               .310                         .242


Kevin E. McCrone                                                             3.026                        2.36


Ronald A. Anderson                                                            .155                         .121


Michael P. McCrone                                                            .155                         .121


Graham F. Cook                                        2.21                                                 .49


Christopher R.L. Wheeler                              1.74                                                 .38




Michael de St. Paer                                   3.95                                                 .87


John Rushton                                          2.63                                                 .58
                                                     -----                    -----                       -----

                                                     100.0%                   100.0%                      100.0%